UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): May 13, 2014

Virtus Oil & Gas Corp.

(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Nevada	000-54526	46-0524121
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street, Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 533-4122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 13, 2014, Daniel M. Ferris resigned from his position as President, Chief Executive Officer, Secretary and Treasurer of Virtus Oil & Gas Corp., a Nevada corporation (the “Company”), effective immediately. In connection with Mr. Ferris’ resignation, the Company agreed to waive the 90-day notice period required pursuant his employment agreement with the Company, and Mr. Ferris will not be paid any salary after the termination of his employment.

(c) On May 13, 2014, Mr. Ferris, as the sole director of the Company, appointed Rupert Ireland (age 36) to serve as President, Chief Executive Officer, Secretary and Treasurer of the Company, effective immediately. In connection with Mr. Ireland’s appointment as President and Chief Executive Officer, the Company entered into an Employment Agreement, dated May 13, 2014, with Mr. Ireland. Pursuant to the Employment Agreement, Mr. Ireland will be paid a base salary of $120,000 per year and a signing bonus of $5,000. Mr. Ireland will also be entitled to receive up to 3,000,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), to be issued in increments of 1,000,000 shares on May 13 in 2015, 2016 and 2017, if he continues to be employed. The Employment Agreement has an initial term of three years and will automatically renew for successive one-year periods until earlier terminated. The Employment Agreement may be terminated (i) at any time by the Company for “cause,” (ii) upon no less than 60 days’ written notice by either party for any reason, or (iii) upon no less than 30 days’ written notice by either party at the end of the original 3-year term or any renewal term. The Employment Agreement also terminates immediately upon Mr. Ireland’s death or disability.

If Mr. Ireland’s employment is terminated for “cause” by the Company, or if he voluntarily resigns, then he will forfeit any shares of Common Stock that have not yet been issued by the Company as of the date of such termination or resignation. If Mr. Ireland’s employment is terminated for any other reason, he will be entitled to receive the full 3,000,000 shares of Common Stock. The Employment Agreement defines “cause” as the willful and continued failure by Mr. Ireland to perform his duties, the conviction of a felony, or any other material conduct that is contrary to the best interests of the Company or adversely affects the reputation of the Company. The Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no family relationship between Mr. Ireland and any director or executive officer of the Company, and there is no transaction between Mr. Ireland and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Ireland most recently served as the Head of Trading at CARAX, a brokerage firm that focuses on high volume execution in cash equities and derivatives trading. Mr. Ireland was a sales trader from 2010 to 2014 in the international offices of CARAX. From 2009 to 2010, Mr. Ireland was a sales trader at the brokerage firm, OCM Capital Markets. Mr. Ireland began his career in the financial services industry in 2003 by working in the marketing and public relations department of City Index, a brokerage firm that offers online financial spread betting, foreign exchange and Contract for Difference (CFD) trading. Mr. Ireland later joined the equities trading desk of City Index, where he traded oil and gas futures and CFDs. Mr. Ireland received his bachelor’s degree in business from the University of Newcastle.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement dated as of May 13, 2014 by and between Virtus Oil & Gas Corp. and Rupert Ireland

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS OIL & GAS CORP.

Date: May 13, 2014	By:	/s/ Rupert Ireland
Rupert Ireland, President